PRINCIPAL FUNDS, INC

CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this 1st day of January, 2012 by and between Principal Funds, Inc. (the “Fund”) and Principal Funds Distributor, Inc. (the “Distributor”) (together, the “Parties”).

The Distributor hereby agrees to waive its Distribution and/or Service Fees (“12b-1 fees”) to the extent necessary to limit the total 12b-1 fees (expressed as a percent of average net assets on an annualized basis). The waivers are attached as Appendix A to this Agreement.

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby cancelled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC		PRINCIPAL FUNDS DISTRIBUTOR, INC.

By	/s/ Nora M. Everett	By:	/s/ Michael J. Beer
Name:	Nora M. Everett	Name:	Michael J. Beer
Title:	President and Chief Executive Officer	Title:	Executive Vice President

By:	/s/ Beth C. Wilson
Name:	Beth C. Wilson
Title:	Vice President & Secretary

APPENDIX A

Series	Class	Waiver	Expiration
Bond & Mortgage Securities Fund	J	0.20%	02/29/13
Bond Market Index Fund	J	0.20%	12/31/12
Diversified International Fund	J	0.20%	02/29/13
Government & High Quality Bond Fund	J	0.20%	02/29/13
Income Fund	J	0.20%	02/29/13
Inflation Protection Fund	J	0.20%	02/29/13
International Emerging Markets Fund	J	0.20%	02/29/13
LargeCap Blend Fund II	J	0.20%	02/29/13
LargeCap Growth Fund	J	0.20%	02/29/13
LargeCap Growth Fund I	J	0.20%	02/29/13
LargeCap Growth Fund II	J	0.20%	02/29/13
LargeCap S&P 500 Index Fund	J	0.20%	02/29/13
LargeCap Value Fund	J	0.20%	02/29/13
LargeCap Value Fund III	J	0.20%	02/29/13
MidCap Blend Fund	J	0.20%	02/29/13
MidCap Growth Fund	J	0.20%	02/29/13
MidCap Growth Fund III	J	0.20%	02/29/13
MidCap S&P 400 Index Fund	J	0.20%	02/29/13
MidCap Value Fund I	J	0.20%	02/29/13
MidCap Value Fund III	J	0.20%	02/29/13
Preferred Securities Fund	J	0.20%	12/31/12
Principal LifeTime 2010 Fund	J	0.20%	02/29/13
Principal LifeTime 2020 Fund	J	0.20%	02/29/13
Principal LifeTime 2030 Fund	J	0.20%	02/29/13
Principal LifeTime 2040 Fund	J	0.20%	02/29/13
Principal LifeTime 2050 Fund	J	0.20%	02/29/13
Principal LifeTime Strategic Income Fund	J	0.20%	02/29/13
Real Estate Securities Fund	J	0.20%	02/29/13
SAM Balanced Portfolio	J	0.20%	02/29/13
SAM Conservative Balanced Portfolio	J	0.20%	02/29/13
SAM Conservative Growth Portfolio	J	0.20%	02/29/13
SAM Flexible Income Portfolio	J	0.20%	02/29/13
SAM Strategic Growth Porftolio	J	0.20%	02/29/13
Short-Term Income Fund	J	0.20%	02/29/13
SmallCap Blend Fund	J	0.20%	02/29/13
SmallCap Growth Fund	J	0.20%	02/29/13
SmallCap Growth Fund I	J	0.20%	02/29/13
SmallCap Growth Fund II	J	0.20%	02/29/13
SmallCap S&P 600 Index Fund	J	0.20%	02/29/13
SmallCap Value Fund	J	0.20%	02/29/13
SmallCap Value Fund II	J	0.20%	02/29/13